UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Invesco QQQ TrustSM, Series 1

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In Focus July 17, 2025 (updated August 20, 2025)

Invesco Proposes to Modernize Invesco QQQ and Lower its Total Expense Ratio

On August 18, 2025, Invesco Capital Management, LLC (Invesco) filed a definitive proxy statement with the Securities and Exchange Commission (SEC), updating and finalizing preliminary documents that were filed with the SEC on July 17, 2025. The proxy statement seeks the approval of QQQ’s shareholders of record as of August 15, 2025 to take certain actions, including amending QQQ’s governing instruments, to operate QQQ in a manner that would result in its reclassification under the Investment Company Act of 1940, as amended, from that of a “unit investment trust” to that of a “management company,” with a subclassification as an “open-end company,” all as defined in the Investment Company Act of 1940 (1940 Act).

In addition to other benefits, if shareholders approve the proposals contained in the proxy statement, QQQ’s total expense ratio (TER) will be lowered from 0.20% to 0.18%, representing a 10% reduction in expenses borne by QQQ.

What’s Changing and Why It Matters for Shareholders

What will change with QQQ?

Since its launch in 1999, QQQ has operated as a Unit Investment Trust (UIT). While this structure was common in the early days of ETFs, the industry has evolved, and today, nearly all ETFs are structured as Open-End Funds. Currently, there are fewer than 10 ETFs (10 of the oldest ETFs in the US) that are structured as UITs.

What are the proposals being presented to shareholders?

As described in the proxy statement, shareholders are being asked to vote on three separate proposals:

●	Approve amendments to QQQ’s governing instruments intended to change QQQ’s classification from a UIT to an Open-End Fund
●

Approve the election of trustees to serve on the Board of Trustees of QQQ following the amendment of the governing instruments, thereby replacing the existing trustee (a bank) with a slate of individual trustees.

Approve an investment advisory agreement between QQQ and Invesco that will allow Invesco to manage the fund as its investment advisor. (QQQ does not currently have an investment advisor.)

Although shareholders will vote separately on each proposal, the proposed conversion of QQQ from a UIT to an Open-End Fund will not occur unless shareholders approve all three proposals.

What are the shareholder benefits of this change?

If the proposals are approved and the changes are implemented, shareholders can expect the following key benefits:

●	Lower Costs: QQQ’s TER is expected to decrease from 0.20% to 0.18% (a 10% decrease in expenses).
●

Enhanced Structural Flexibility: The Open-End Fund structure would allow QQQ to potentially participate in securities lending, as well as allow QQQ to reduce cash drag by reinvesting dividends it receives (rather than distributing all dividends to shareholders).

●

Improved Fund Disclosure and Reporting: In addition to annual shareholder reports, shareholders also will receive semi-annual shareholder reports . Shareholders also will receive summary prospectuses for QQQ, which are more concise than existing investor documentation.

What is not changing?

●	QQQ will continue to operate as an ETF.
●	QQQ will still seek to track the Nasdaq-100 Index®.
●	QQQ will not experience a change in the performance history, the process of buying/selling shares of QQQ, and investment exposures and investment risks.

For Institutional Investor Use Only – Not for use with the Public

In short, QQQ will function much in the same way it has in its 25-year plus history.

Are other funds, such as the Invesco Nasdaq 100 ETF (QQQM), impacted?

No other changes are being proposed for other Invesco ETFs. The proposal is solely for QQQ.

Will this be a taxable event for QQQ shareholders?

No. The change of QQQ from a UIT to an Open-End Fund will not be a tax realization event for shareholders or QQQ itself.

Proxy Timeline, How to Vote and Overall Proxy Process

What is the expected timeline?

Date	Event

8/15/25	Record Date

8/18/25	Proxy Statement Filed with the SEC

8/22/25	Proxy Statement and related materials first mailed to shareholders of record

8/26/25	E-mails sent to shareholders of record for AM delivery

8/28/25	Calls begin from proxy solicitor

9/1/25	Labor Day

9/2/25	E-delivery and hard copy reminders will be going out weekly

10/13/25	Columbus Day

10/24/25	Shareholder Meeting

How do shareholders place their vote?

Shareholders can vote via internet, mail, or telephone. Shareholders may also attend the shareholder meeting in person and vote there. However, we still strongly recommend submitting a proxy card, even if planning to attend the meeting.

The proxy card outlines the various ways a shareholder my vote. The proxy card can be found on our proxy website (https://proxyvotinginfo.com/p/qqq). The different ways to vote include:

●	Vote online – Read the proxy statement and go to www.proxyvote.com
●	Vote by phone – Read the proxy statement, have your proxy card at hand and dial 1-800-690-6903
●	Vote by mail – Read the proxy statement, check the appropriate box(es) on the reverse side of the proxy card and then sign, date and return the proxy card in the envelope provided

Your control number will be needed to vote.

How can I find my control number?

You can find your control number however you received your proxy statement, either via mail or e-mail. Alternatively, certain shareholders can contact our proxy solicitor, Sodali, to get your control number. They can be reached at 800-886-4839 during the following hours: Monday – Friday 10:00 AM – 11:00 PM and Saturday, 12:00 – 5:00, PM ET.

Who is the proxy solicitor Invesco is using?

Sodali & Co. Fund Services

Is it majority of shares/assets or shareholders needed for a proposal to pass?

Due to differing controlling documents, laws and regulations (as applicable), each proposal submitted to shareholders, as set forth in the proxy statement, has a different voting standard that is necessary for approval. The highest threshold – to amend QQQ’s governing documents in a manner intended to reclassify the trust as an Open-End Fund – is 51% of

For Institutional Investor Use Only – Not for use with the Public

QQQ’s outstanding shares being voted “FOR” the proposal. More information about the voting requirements is set forth in the proxy statement.

What forms of communication will Sodali use to reach out to Shareholders?

Calls, letters, and e-mails.

How often can shareholders be contacted?

Sodali and Invesco will establish a plan to reach out to shareholders. However, calls and mailings will stop once the shareholder votes.

Can Financials Advisors vote on behalf of their clients if they have discretion?

This depends on the agreement/arrangement with the financial advisor and the firm. Investors can generally elect to have proxies voted by advisors if they so choose.

Is there contact information for shareholders should they need assistance voting?

Please see definitive proxy statement for contact information at Invesco QQQ Trust, Series1 Proxy Statement.pdf

When will Sodali stop contacting shareholders?

Once the shareholder votes, calls and mailings will stop

Key Dates, Portfolio Management and Potential Tax Considerations

How will shareholders be notified of their opportunity to vote on the proposals?

Shareholders of record as of August 15, 2025 will receive a proxy statement either in physical mail or via electronic delivery, soliciting their vote on the three proposals described above. Detailed information about the proposals and instructions on the process for voting will be included in the proxy materials sent to shareholders.

What is the effective date of the change?

If shareholders approve all three proposals at the shareholder meeting scheduled for October 24, 2025, it is currently planned that QQQ will become an “Open-End Fund” (i.e., an open-end management company) effective as of market open on Monday, October 27, 2025. This date is subject to change, however; the meeting may be postponed or adjourned to a further date to permit further solicitation of proxies (thereby delaying the effective date of the change).

Are there any anticipated or expected changes to the QQQ portfolio management team?

No

Are there any potential tax consequences?

The proposed change to QQQ is a reclassification and not a reorganization or merger, and as such no tax consequences should occur. As always, consult your tax advisor for more information regarding your tax situation.

Is there any portfolio turnover expected?

QQQ’s investment objective will not change. It will continue to seek to track the Nasdaq-100 Index®, and therefore no turnover is anticipated as a result of the proposed changes.

Will there be any changes to QQQ’s CUSIP?

There is no anticipated change to QQQ’s CUSIP.

NOT A DEPOSIT | NOT FDIC INSURED | NOT GUARANTEED BY THE BANK | MAY LOSE VALUE | NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

An investor should consider investment objectives, risks, charges and expenses carefully before investing. To obtain a prospectus, which contains this and other information about the Invesco QQQ, a unit investment trust, please visit invesco.com/fundprospectus. Please read the prospectus carefully before investing.

All data created by Invesco unless otherwise noted.

Invesco Distributors, Inc.

8/2025

For Institutional Investor Use Only – Not for use with the Public